UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: July 7, 2020

(Date of earliest event reported)

Essential Properties Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-38530 (Commission File Number)	82-4005693 (IRS Employer Identification No.)

902 Carnegie Center Blvd., Suite 520 Princeton, New Jersey (Address of principal executive offices)	08540 (Zip Code)

Registrant’s telephone number, including area code: (609) 436-0619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	EPRT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 7, 2020, Essential Properties Realty Trust, Inc. (the “Company”) announced the appointment of Mark E. Patten as an Executive Vice President of the Company and its Chief Financial Officer and Treasurer, effective as of August 10, 2020.

Mr. Patten, 56 years old, has been a Senior Vice President and the Chief Financial Officer of CTO Realty Growth, Inc., previously known as Consolidated-Tomoka Land Co., a publicly traded, diversified real estate operating company, since April 16, 2012. Since November 26, 2019, Mr. Patten has also been a Senior Vice President and the Chief Financial Officer and Treasurer of Alpine Income Property Trust, Inc., a publicly traded real estate investment trust (“REIT”) that invests in single-tenant net lease retail properties throughout the United States. In connection with his appointment as the Company’s Chief Financial Officer, Mr. Patten has resigned from his positions with CTO Realty Growth, Inc. and Alpine Income Property Trust, Inc., effective as of July 31, 2020. Previously, from January 2004 until the sale of the company in April 2007, Mr. Patten was a Senior Vice President and the Chief Accounting Officer of CNL Hotels & Resorts, Inc., a public, non-traded lodging REIT with approximately $7.7 billion in total assets. Mr. Patten began his career at KPMG in September 1986, and he was elected into the partnership in July 1997. Mr. Patten’s experience involves various aspects of finance, accounting, real estate development and operations, financial and SEC reporting, and treasury management. He graduated from the University of Florida with a B.S. in Accounting.

There were no arrangements or understandings between Mr. Patten and any other persons regarding his appointment as the Company’s Chief Financial Officer, nor were there any family relationships between Mr. Patten and any director or executive officer of the Company. Mr. Patten is not party to any related party transactions required to be reported pursuant to Item 404(a) of Regulation S-K.

With Mr. Patten’s appointment, Anthony K. Dobkin will resign as the Company’s Interim Chief Financial Officer, effective as of August 10, 2020.

Employment Agreement

In connection with Mr. Patten’s appointment as Executive Vice President, Chief Financial Officer and Treasurer, the Company entered into an Employment Agreement, dated July 7, 2020 with Mr. Patten (the “Employment Agreement”). The Employment Agreement provides for an initial term of four years with automatic one-year extension periods absent prior written notice electing not to extend Mr. Patten’s employment by the Company or Mr. Patten. During the employment term, Mr. Patten will receive a base salary at an annual rate not less than $350,000 ("Base Salary"). For each fiscal year during the term of the Employment Agreement, Mr. Patten will be eligible to receive an annual performance bonus (the “Annual Performance Bonus”) based upon the achievement of annual performance targets applicable to Mr. Patten and the Company, as established by the Compensation Committee of the Board of Directors. Mr. Patten’s target Annual Performance Bonus shall be 100% of Base Salary; provided, however, that for fiscal year 2020, his target Annual Performance Bonus shall be 39.2% of Base Salary.

During the term of the Employment Agreement and subject to the approval of the Compensation Committee of the Board of Directors, Mr. Patten shall be eligible to participate in the Company’s annual long-term incentive program (in such form and with such terms as determined by the Compensation Committee in its sole discretion) in respect of each fiscal year during the term, commencing with the fiscal year beginning January 1, 2021.  Mr. Patten’s target annual long-term incentive award shall be 100% of Base Salary.  The actual amount of any such long-term incentive award (including whether above or below the target established by the Compensation Committee), shall be subject to the approval of the Compensation Committee in its sole discretion.  It is expected that such performance criteria will be based on both financial and non-financial goals and may be set at any point during the calendar year, it being intended that such criteria will be established during the Company’s annual budgeting process, subject to adjustment.

In addition, in recognition of Mr. Patten’s appointment as Chief Financial Officer of the Company, Mr. Patten will receive a one-time grant of $1,050,000 of restricted stock units, which will vest in equal installments on each of the first, second and third anniversaries of the effective date of his appointment.

The Company shall reimburse Mr. Patten for the following expenses: (i) brokerage costs incurred in selling Mr. Patten’s home in Florida; (ii) actual and reasonable travel and lodging expenses incurred by Mr. Patten in searching for a home in New Jersey or commuting until he permanently relocates (for a period of time not to exceed 120 days); and (iii) actual and reasonable moving expenses incurred by Mr. Patten (up to $15,000) in moving his residence from Florida to New Jersey. During his employment, Mr. Patten will be entitled to certain employee benefits of the Company including, but not limited to, participation in Company employee benefit plans, subject to meeting applicable eligibility requirements and reimbursement of business and travel expenses pursuant to the Company's expense reimbursement policy.

If Mr. Patten’s employment is terminated during the term of the Employment Agreement (i) by the Company without “Cause” or (ii) for “Good Reason” (each, as defined in Employment Agreement), Mr. Patten would be entitled to receive: (a) accrued benefits, (b) an amount equal to 12 months of his Base Salary, (c) if the termination occurs (i) after March 31st of the applicable year in which Mr. Patten ceases to be employed by the Company, (ii) the Company is on plan with the budget approved by the Board for such fiscal year and (iii) the Compensation Committee recommends that Mr. Patten be paid a pro rata bonus, a bonus, based on actual performance and prorated for the portion of the fiscal year Mr. Patten was employed prior to the date of termination and (d) continuing health care coverage for up to 12 months under certain circumstances.

Mr. Patten’s Employment Agreement includes 12-month restrictive covenants regarding non-competition and non-solicitation following its termination as well as confidentiality and non-disparagement obligations.

Indemnification Agreement

The Company will also enter into an Indemnification Agreement with Mr. Patten that is substantially consistent with the indemnification agreements that it has entered into with certain of its other executive officers. In general, the Indemnification Agreement provides that, subject to certain limitations, if, by reason of Mr. Patten’s position with the Company, he is, or is threatened to be, made a party to any proceeding, the Company will indemnify him against all judgments, penalties, fines and amounts paid in settlement and all expenses actually and reasonably incurred by him or on his behalf in connection with any such proceeding.

The foregoing descriptions of the terms of Mr. Patten’s Employment Agreement and the Indemnification Agreement are summaries which do not purport to be complete and are subject to and qualified in their entirety by reference to the Employment Agreement and the form of Indemnification Agreement, copies of which are filed herewith as exhibits to this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.

On July 7, 2020, the Company issued a press release announcing the appointment of Mark E. Patten as an Executive Vice President of the Company and its Chief Financial Officer and Treasurer, effective as of August 10, 2020, as described in Item 5.02 of this Current Report. A copy of the press release is furnished herewith as Exhibit 99.1. The information contained in the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated July 7, 2020
10.2	Form of Indemnification Agreement

99.1	Press Release issued by Essential Properties Realty Trust, Inc. dated July 7, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESSENTIAL PROPERTIES REALTY TRUST, INC.

Date: July 7, 2020	By:	/s/ Peter M. Mavoides
Peter M. Mavoides
Chief Executive Officer